Exhibit 99.1
NEWS RELEASE
Contact: DFC Global Corp.
Financial Dynamics
Julie Prozeller / Amy Pesante
(212) 850-5600
FOR IMMEDIATE RELEASE
Dollar Financial Corp Changes Name to DFC Global Corp.
BERWYN, Pa., Aug 24, 2011 (BUSINESS WIRE)
Dollar Financial Corp. (NASDAQ: DLLR), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that it has changed its legal name to DFC Global Corp. A new logo accompanies the change. The Company will continue to trade on the NASDAQ stock exchange under its current ticker symbol “DLLR”.
Commenting on the name change, Jeff Weiss, the Company’s Chairman and Chief Executive Officer, stated, “The new name reflects the transformation of our Company from its origin in 1979 in the United States to what is now a global enterprise, operating in seven countries across North America, the United Kingdom and Europe. We feel this broad geographic expansion combined with our expanded product portfolio, which now encompasses secured pawn lending, consumer lending, small business advances, debit cards, gold purchasing, money transfer, check cashing, foreign exchange and many others, necessitated a modification to our corporate identity to more accurately reflect our continuing global expansion strategy and our diversified operating platforms.”
Jeff Weiss, continued, “Our products and services are squarely focused on what we call the ALICE demographic (asset-limited, income-constrained, employed). The numbers of ALICE people are increasing all around the globe driven by a significant on-going shift within many of the more developed economies of the world towards service sector employment and lower paying jobs, as manufacturing and some other higher paying occupations are off-shored to developing countries where labor is less expensive. In order to meet this significant un-met global demand, we expect to continue to invest in new technologies and sales channel strategies through both internal development initiatives, as well as the acquisition of new businesses, which will allow us to deliver our many products and services through the most convenient means our consumers are accustomed to, and comfortable with, in each market. This collectively may include a “bricks and mortar” store based model, a global internet platform, the in-home loan servicing model widely used throughout Poland and Eastern Europe, and other new technologies and platforms that we are either in the process of developing internally or are considering acquiring. I would like to thank our more than 5,000 employees now spanning seven countries, who through their dedication and tireless work ethic, continue to transform our Company into the world-class organization it is today, as we strive towards our vision to be the first choice for financial services to the unbanked and under-banked consumers around the globe.”
About DFC Global Corp.
DFC Global Corp. is a leading international diversified financial services company serving primarily unbanked and under-banked consumers and small business owners who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. Through its nearly 1,300 retail storefront locations, multiple Internet websites and mobile phone and other remote platforms, the Company provides a variety of consumer financial products and services in seven countries across North America and Europe—Canada, the United Kingdom, the United States, Sweden, Finland, Poland and the Republic of Ireland. The Company believes that its customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the range of financial services it offers, the convenience of its products, the multiple ways in which they may conduct business with the Company and its high-quality customer service.
The Company’s products and services, principally its short-term single-payment consumer loans, secured pawn loans, check cashing services and gold buying services, provide customers with immediate access to cash for living expenses or other needs. The Company strives to offer its customers additional high-value ancillary services, including Western Union(R) money order and money transfer products, foreign currency exchange, reloadable VISA(R) and MasterCard(R) prepaid debit cards and electronic tax filing. In addition to its core retail products, the Company also provides fee-based services in the United States to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under an exclusive agreement with a major third-party national bank through the Company’s branded Military Installment Loan and Education Services, or MILES(R), program.
The Company’s networks of retail locations in Canada and the United Kingdom are the largest of their kind by revenue in each of those countries. The Company believes it is also the largest pawn lender in Europe by revenue. At June 30, 2011, the Company’s global retail operations consisted of 1,269 retail storefront locations, of which 1,198 are company-owned financial services stores, conducting business primarily under the names Money Mart(R), The Money Shop(R), Insta-Cheques(R), mce(R), Suttons and Robertson(R), The Check Cashing Store(R), Sefina(R), Helsingin PanttiSM, Optima(R) and MoneyNow!(R). In addition to its retail stores, the Company also offers Internet-based short-term single-payment consumer loans in the United Kingdom primarily under the brand names Payday Express(R) and PaydayUK(R), in Canada under the Money Mart name, and Finland and Sweden primarily under the Risicum(R) and OK Money(R) brand names. For more information, please visit the Company’s website at www.dfcglobalcorp.com or through the Company’s previous web address at www.dfg.com.
Forward-Looking Statement
This news release contains forward looking statements, including, among other things, statements regarding the following: pending or recent acquisitions and their expected benefits; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; expected financing initiatives; and the performance of new products and services. These forward looking statements involve risks and uncertainties, including risks related to: the regulatory environments; current and potential future litigation; the identification of acquisition targets; the consummation of announced pending acquisitions, the integration and performance of acquired stores and businesses; the performance of new stores; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully consummate announced pending acquisitions, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, Federal, state, Canadian, U.K., Scandinavia or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, the Company’s annual reports and Forms 10-Q and 10-K. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.